UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 14, 2011, the Board of Directors of BCB Bancorp, Inc. (the “Company”) has authorized a stock repurchase program (“Stock Repurchase Program”) pursuant to which the Company has authority to repurchase, in the open market and in privately negotiated transactions, up to 5% of its issued and outstanding shares, or up to approximately 462,225 shares of Company’s outstanding common stock.  Included in this authority was the ratification of the repurchase of 62,225 shares of common stock made in the open market.  The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidation requirements and alternative uses of capital.  The Company has reaffirmed a trading plan pursuant to which the Company may repurchase shares of its common stock in accordance with Rule 10b5-1 of the Securities and Exchange Commission rules.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

Date: December 19, 2011	By:	/s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)